UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 24, 2012

JACKSONVILLE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34821	36-4670835
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1211 West Morton Avenue, Jacksonville, Illinois	62650
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 245-4111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)   Amended and Restated Salary Continuation Plan 1.  On April 24, 2012, Jacksonville Savings Bank (the “Bank”), the wholly-owned subsidiary of Jacksonville Bancorp, Inc., adopted the Amended and Restated Jacksonville Savings Bank Salary Continuation Plan 1 for a select group of management and highly compensated employees, as determined by the board of directors.  Our named executive officers, Messrs. Richard A. Foss, John C. Williams and Chris A. Royal, as well as our executive Chairman of the Board, Andrew F. Applebee, are participants in Salary Continuation Plan 1. The plan updates and replaces the Salary Continuation Plan 1 adopted on September 2, 2008.   The plan provides supplemental retirement benefits to participants who retire at age 65 or later, or dies while employed with Jacksonville Savings Bank prior to attaining age 65, in an amount equal to the annual normal retirement benefit specified in the participant’s individual participation agreement. The annual normal retirement benefit for Messrs. Applebee, Foss, Williams and Royal is $30,000, $40,000, $30,000, and $35,000, respectively. Upon termination of employment on or after attaining age 55 with 5 years of service but prior to attaining age 65, a participant will be entitled to an annual early retirement benefit.  If the participant terminates employment due to disability, the participant will be entitled to an annual disability benefit.  In the event of a change in control followed by the participant’s termination of employment prior to attaining age 65, the participant will be entitled to a change in control benefit equal to the annual normal retirement benefit as determined on the participant’s participation agreement.  Any benefit under the plan is limited so that it will not constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code.  Benefits under the plan generally will be paid in equal monthly installments for ten years.

    The foregoing description of the Plan is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

    On April 24, 2012, Jacksonville Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, Stockholders considered the election of directors, the ratification of the independent registered public accounting firm, and the approval of a stock option plan.  A breakdown of the votes cast is set forth below.

1.	The election of directors for a three year term:

	For	Withheld	Broker non- votes

John L. Eyth	1,304,866	4,440	415,232

Richard A. Foss	1,304,866	4,440	415,232

John M. Buchanan	1,304,866	4,440	415,232

The election of a director for a one year term:

Peggy Davidsmeyer	1,304,792	4,514	415,232

2.	The ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain	Broker non-votes

1,713,250	3,116	8,172	0

3.	The approval of the Jacksonville Bancorp, Inc. 2012 Stock Option Plan.

For	Against	Abstain	Broker non-votes

1,188,924	24,302	46,347	464,965

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Jacksonville Savings Bank Salary Continuation Plan 1, adopted April 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: April 25, 2012	By:	/s/ Richard A. Foss
Richard A. Foss
President and Chief Executive Officer